SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ---------


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                        SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) May 16, 1995



                     HEALTH AND RETIREMENT PROPERTIES TRUST
               (Exact name of registrant as specified in charter)



            Maryland                 1-9317                  04-6558834
         (State or other          (Commission file          (IRS employer
         jurisdiction of              number)           identification no.)
         incorporation)


         400 Centre Street, Newton, Massachusetts                     02158
         (Address of principal executive offices)                   (Zip code)


         Registrant's telephone number, including area code:  617-332-3990

Item 5.           Other Events.

         A. Offering of Shares by HPT. The Board of Trustees of Health & Retirement Properties Trust ("HRP") has approved the plan of Hospitality Properties Trust ("HPT"), currently a wholly owned subsidiary of HRP, to offer to the public 7,500,000 of HPT's common shares of beneficial interest. In March 1995, HPT acquired 21 Courtyard by Marriott(R) hotels for $179.4 million. Funding for this acquisition, including startup, closing and option costs, was provided to HPT by HRP as a demand loan in the original principal amount of $163.3 million (the "HRP Loan"). In addition to the HRP Loan, HRP purchased 40,000 shares of HPT for $1.0 million ($25.00 per share). Upon completion of HPT's offering, 16 additional Courtyard by Marriott(R) hotels will be purchased by HPT for $149.6 million, HRP will purchase directly from HPT an additional 3,960,000 shares at $25.00 per share by cancelling $99.0 million of the HRP Loan and HRPT Advisors, Inc. ("Advisors") will purchase directly from HPT 250,000 shares at $25.00 per share. HPT has accepted a commitment for a $200.0 million credit line (the "Acquisition Line") which is expected to close concurrently with the completion of HPT's offering. The net proceeds of HPT's offering, the sale of shares to Advisors and amounts drawn under the Acquisition Line will be used by HPT to purchase the additional 16 Initial Hotels and to repay the remaining balance on the HRP Loan. At the conclusion of these transactions
(assuming no exercise of the underwriters' option to purchase up to 1,125,000 shares of HPT solely to cover overallotments), the ownership structure of HPT will be as follows:


         HPT Public Shareholders            7,500,000 Shares          (63.8%)
         HRP                                4,000,000 Shares          (34.1%)
         Advisors                           250,000 Shares             (2.1%)

                                      HPT

                Ownership of 37 Courtyard by Marriott(R) Hotels

         The offering by HPT is subject to the satisfaction of various conditions, including the effectiveness of a registration statement with respect to HPT's shares. A registration statement relating to HPT's shares has been filed by HPT with the Securities and Exchange Commission but has not yet become effective.

         B. Legal Proceedings. In the ordinary course of their business, Advisors and HRP are occasionally involved in litigation. Early in 1995, HRP commenced a foreclosure action to enforce indemnities given in connection with the surrender of certain leaseholds to, and the purchase of certain properties by, HRP in 1992. In May 1995, the defendants in the foreclosure action and parties related to HRP's former tenants and sellers asserted claims against HRP, Advisors, Messrs. Portnoy and Martin and others, including Sullivan & Worcester, counsel to HRP, HPT and Advisors. The claims allege, among other things, fraud, conflicts of interest, breach of fiduciary duties, legal malpractice and civil conspiracy in connection with the leasehold surrenders, the sales and the indemnities which underlie the foreclosure action and that the foreclosure defendants and third party plaintiffs suffered substantial damages as a result. Although the outcome of this litigation is currently indeterminable, each of the third party defendants believes the claims against it are without merit and intends to defend and deny the allegations in these claims and HRP intends to pursue the original foreclosure action. HPT is not a party to this litigation.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HEALTH AND RETIREMENT PROPERTIES TRUST



Date:  July 27, 1995                     By: /s/ David J. Hegarty
                                             --------------------
                                             David J. Hegarty
                                             President